UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 23, 2009
A. T. CROSS COMPANY (Exact name of registrant as specified in its charter)
Rhode Island (State or other jurisdiction of incorporation)	1-6720 (Commission File Number)	05-0126220 (IRS Employer Identification No.)
One Albion Road, Lincoln, Rhode Island (Address of principal executive offices)	02865 (Zip Code)
Registrant's telephone number, including area code (401) 333 1200 N/A (Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Section 2 - Financial Information

Item 2.02 - Results of Operations and Financial Condition.

On July 23, 2009, the registrant issued the following press release announcing financial results for the three and six month periods ended July 4, 2009:

NEWS RELEASE
CONTACT:	Kevin F. Mahoney Senior Vice President, Finance and Chief Financial Officer 401-335-8470

FOR IMMEDIATE RELEASE

A.T. CROSS COMPANY REPORTS

SECOND QUARTER PROFIT

Lincoln, RI - July 23, 2009 - A.T. Cross Company (NASDAQ: ATX) today announced financial results for the second quarter ended July 4, 2009.

Net income for the second quarter was $0.6 million or $0.04 per basic and diluted share, compared to net income of $1.9 million or $0.12 per basic and diluted share last year. The net loss for the six-month period ended July 4, 2009 was $0.3 million, or $0.02 per basic and diluted share, compared to $2.5 million of net income, $0.16 per basic and diluted share, for the six-month period ended June 28, 2008. Included in the 2009 six-month results were $0.04 per share of one-time restructuring charges related to the consolidation of the Company's Lincoln manufacturing operations and European support structure.

Consolidated net sales for the second quarter of 2009 declined 13.7% to $37.3 million compared to $43.2 million in the second quarter of 2008. The Cross Accessory Division (CAD) revenue totaled $20.8 million, a decline of 19.8% compared to last year. The Cross Optical Group (COG) revenue totaled $16.5 million, a decline of 4.4% from a year ago. Consolidated net sales for the six months ended July 4, 2009 were $68.1 million, a decline of 14.2% from the prior year. For the first six months of 2009, CAD sales of $39.5 million declined 24.6% from last year. COG sales of $28.6 million improved 5.8% due to the growth of Costa Del Mar and incremental Native Eyewear sales. Native Eyewear, which is part of COG, was acquired in March 2008.

Gross margin in the second quarter of 2009 was 54.7% versus 56.4% last year. Operating expenses were $18.9 million compared to $21.2 million for the same period a year ago. Year-to-date 2009 gross margin was 54.5% compared to 55.8% for the comparable period last year. Changes in foreign exchange rates negatively impacted gross margins by 180 basis points in the first half of 2009 compared to 2008. Operating expenses for the six-month period were $37.8 million, including $0.8 million of restructuring charges, compared to $40.1 million for the six month 2008 comparable period.

David G. Whalen, President and Chief Executive Officer of A.T. Cross said, "During the second quarter, the recession continued and consumers and retailers remained very conservative with regard to purchasing discretionary products. Importantly, we continued to invest in our brands and manage our inventory and expenses appropriately. We are confident that this approach is building share and will result in growth in revenue and profit once the economy turns."

Guidance

The Company expects to generate a profit and grow its net cash position this year, but given the uncertain economic climate, will not provide specific guidance at this time.

Conference Call

The Company's management will host a conference call today, July 23, 2009 at 4:30 PM Eastern Time. Parties interested in participating in the conference call may dial-in at (877) 681-3370, while international callers may dial-in at (719) 325-4928. A live webcast of the call will be accessible on the Company's website at www.cross.com. The webcast will be archived for 30 days on this site, while a telephone replay of the call will be available beginning at 7:30 PM Eastern Time on July 23, 2009 through July 31, 2009 at (888) 203-1112 or (719) 457-0820 for international callers, and entering the pass code of 1402694.

About A.T. Cross Company

Building on the rich tradition of its award-winning writing instruments and reputation for innovation and craftsmanship, A.T. Cross Company is a designer and marketer of branded personal and business accessories. Cross provides a range of distinctive products that appeal to a growing market of consumers seeking to enhance their image and facilitate their lifestyle. A.T. Cross products, including award-winning quality writing instruments, timepieces, business accessories and Costa Del Mar and Native Eyewear sunglasses, are distributed in retail and corporate gift channels worldwide. For more information, visit the A.T. Cross website at www.cross.com, the Costa Del Mar website at www.costadelmar.com and the Native Eyewear website at www.nativeyewear.com.

Statements contained in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (including but not limited to statements relating to the expected impact of the Company's core strategies once the economy stabilizes). In addition, words such as "believes," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including but not limited to the depth and severity of the economic crisis and consumers' willingness to purchase discretionary items, and are not guarantees since there are inherent difficulties in predicting future results. Actual results could differ materially from those expressed or implied in the forward-looking statements. The information contained in this document is as of July 23, 2009. The Company assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Additional discussion of factors that could cause actual results to differ materially from management's expectations is contained in the Company's filings under the Securities Exchange Act of 1934.

(Tables to follow)
A. T. CROSS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

		Three Months Ended		Six Months Ended
		July 4,	June 28,	July 4,	June 28,
		2009	2008	2009	2008

	Net sales	$37,306	$43,208	$68,146	$79,465
	Cost of goods sold	16,904	18,835	30,988	35,121
	Gross Profit	20,402	24,373	37,158	44,344
	Selling, general and administrative expenses	15,909	18,664	32,463	35,398
	Service and distribution costs	1,727	1,867	3,339	3,518
	Research and development expenses	576	639	1,195	1,212
	Restructuring charges	737	-	797	-
	Operating Income (Loss)	1,453	3,203	(636)	4,216
	Interest and other expense	(183)	(322)	(774)	(369)
	Income (Loss)Before Income Taxes	1,270	2,881	(1,410)	3,847
	Income tax provision (benefit)	635	1,008	(1,096)	1,372
	Net Income (Loss)	$ 635	$ 1,873	$ (314)	$ 2,475

	Net Income (Loss) per Share:
	Basic	$0.04	$0.12	$(0.02)	$0.16
	Diluted	$0.04	$0.12	$(0.02)	$0.16

	Weighted Average Shares Outstanding:
	Basic	14,581	14,987	14,835	15,043
	Diluted	14,581	15,383	14,835	15,426

		Three Months Ended		Six Months Ended
		July 4,	June 28,	July 4,	June 28,
		2009	2008	2009	2008
Segment Data:	Cross Accessory Division
	Net Sales	$20,762	$25,895	$39,527	$52,424
	Operating Loss	(2,069)	(1,289)	(4,932)	(1,306)

Segment Data:	Cross Optical Group
	Net Sales	$16,544	$17,313	$28,619	$27,041
	Operating Income	3,522	4,492	4,296	5,522

A.T. CROSS COMPANY CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, unaudited)

	July 4, 2009	June 28, 2008
Assets
Cash and cash equivalents	$ 11,998	$ 14,424
Short-term investments	3,483	-
Accounts receivable	26,979	30,260
Inventories	32,704	31,077
Deferred income taxes	4,337	5,245
Other current assets	5,581	8,147
Total Current Assets	85,082	89,153

Property, plant and equipment, net	15,717	17,349
Goodwill	15,279	17,209
Intangibles and other assets	12,697	13,663
Deferred income taxes	11,490	8,444

Total Assets	$ 140,265	$ 145,818

Liabilities and Shareholders' Equity
Accounts payable and other current liabilities	$ 20,737	$ 22,548
Retirement plan obligations	2,407	2,297
Total Current Liabilities	23,144	24,845

Long-term debt	21,721	21,721
Retirement plan obligations	14,552	4,551
Deferred gain on sale of real estate	3,520	4,041
Other long term liabilities	2,044	3,340
Accrued warranty costs	1,333	1,343
Shareholders' equity	73,951	85,977

Total Liabilities and Shareholders' Equity	$ 140,265	$ 145,818

For information at A. T. Cross contact:
Kevin F. Mahoney
Senior Vice President, Finance and Chief Financial Officer
(401) 335-8470
kmahoney@cross.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

A. T. CROSS COMPANY (Registrant)
Date: July 24, 2009	KEVIN F. MAHONEY (Kevin F. Mahoney) Senior Vice President, Finance Chief Financial Officer